                                                                   Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

Diamond Cable (Bassetlaw) Limited
Diamond Cable (Burton-upon-Trent) Limited
Diamond Cable (Chesterfield) Limited
Diamond Cable (Grantham) Limited
Diamond Cable (Grimclee) Limited
Diamond Cable (Hinckley) Limited
Diamond Cable (Leicester) Limited
Diamond Cable (Lincoln) Limited
Diamond Cable (Lincolnshire) Limited
Diamond Cable (Mansfield) Limited
Diamond Cable (Melton Mowbray) Limited
Diamond Cable (Newark-on-Trent) Limited
Diamond Cable (Ravenshead) Limited
Diamond Cable (Vale of Belvoir) Limited
Diamond Cable Acquisitions Limited
Diamond Cable Communications (UK) Limited
Diamond Cable Communications Plc
Diamond Cable Construction Limited
Diamond Cable CPE Limited
Diamond Holdings plc
Diamond National Networks Limited
Diamond Visual Communications Limited
East Midlands Cable Communications Limited
East Midlands Cable Group Limited
East Midlands Cable Holdings Limited
Jewel Holdings Limited
LCL Cable (Holdings) Limited
LCL Telephones Limited